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EXHIBIT 10.1 - Amendment to Employment Agreement



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of November 19, 2004, is made and entered into to amend the Amended and Restated Employment Agreement, dated effective July 1, 2001 (the "Employment Agreement"), by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Diane M. Miller, an individual resident of the State of New York (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive entered into the Employment Agreement which provides for a three-year term ending on July 1, 2004 and automatic one-year renewals thereafter, unless notice of non-renewal is provided by either party at least 180 days prior to the end of the term; and

         WHEREAS, the Company and the Executive mutually agreed to extend the term of the Employment Agreement to October 1, 2004; and

         WHEREAS, the Company desires to continue to employ the Executive beyond October 1, 2004 and the Executive wishes to accept such continued employment with the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

         1. Amendment. The Employment Agreement shall be amended as provided in this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

         2. Term. The first two sentences of Section 2 of the Employment Agreement are hereby amended to provide as follows:

         Unless terminated at an earlier date in accordance with Section 8, the term of the Executive's employment hereunder shall be for a period ending on July 1, 2007. Thereafter, the term of this Agreement, as amended, shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 180 days prior to the end of the term or any extension term.

         3. Base Salary. Section 4.01 of the Employment Agreement is hereby amended by deleting the third sentence of such Section.


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         4. Incentive Compensation. The first sentence of Section 4.03 of the
Employment Agreement is hereby amended to provide as follows:

         Commencing with the fiscal year ending December 31, 2004, the Executive shall be eligible to participate in the annual executive incentive plan as established within 90 days after the commencement of each fiscal year by the Parent's compensation committee. For fiscal year ending December 31, 2004, such incentive plan shall be established on or prior to November 30, 2004.

         Further, the following sentence shall be added to the end of Section
4.03 of the Employment Agreement:

         The Executive shall be eligible to participate in a new long-term incentive plan that the Company's or Parent's Board of Directors may seek to put into place no later than December 31, 2004 for the benefit of all senior executives of the Company. While the details of any such new plan have not been determined as of the date of this Agreement, such plan may consist of stock options, restricted stock grants, stock appreciation rights, phantom stock, and/or other mechanism as ultimately determined by the Board to provide for effective long-term incentive to executives. In addition, the Company intends to adopt an employer-matching program to its 401(k) plan which, if adopted, the Executive will be entitled to receive subject to limitations under applicable law.

         5. Miscellaneous.

                  5.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to New Jersey's conflicts of law rules.

                  5.02 Prior Agreements. This Agreement and the Employment Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  5.03 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed and delivered by the parties hereto.

                  5.04 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  5.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.


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                  5.06 Counterparts. This Agreement may be signed in
counterparts, each of which, when executed and delivered, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                              THE PEOPLES PUBLISHING GROUP, INC.


                                              By: /s/ Brian T. Beckwith
                                                 -------------------------------
                                                     Brian T. Beckwith
                                                     Its: President and CEO

                                                  /s/ Diane M. Miller
                                                 -------------------------------
                                                  Diane M. Miller


ACCEPTED AND AGREED
This 19th day of  November, 2004

PEOPLES EDUCATIONAL HOLDINGS, INC.



By: /s/ Brian T. Beckwith
   -------------------------------
      Brian T. Beckwith
      Its: President and CEO


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